                                                                    Exhibit 99.1

Joint Filer Information

This statement on Form 3 is filed by VNG Acquisition Inc., VNG Acquisition LLC,
VNG Holdings LLC, Golconda Holdings, Inc. and Frederick J. Iseman. The principal business address of each of the Reporting Persons is c/o Caxton-Iseman Capital,
Inc., 500 Park Avenue, New York, New York 10022.

Name of designated filer:  VNG Acquisition Inc.
Date of Event Requiring Statement:  November 13, 2006
Issuer Name and Ticker or Trading Symbol: Valley National Gases Incorporated
(VLG)

                                    VNG Acquisition LLC

                                            By:    /s/ Joost F. Thesseling
                                                   -----------------------
                                                   Name:  Joost F. Thesseling
                                                   Title:  Vice President

                                    VNG HOLDINGS LLC

                                            By:    /s/ Joost F. Thesseling
                                                   -----------------------
                                                   Name:  Joost F. Thesseling
                                                   Title:  Vice President

                                    GOLCONDA HOLDINGS, INC.

                                            By:    /s/ Frederick J. Iseman
                                                   -----------------------
                                                   Name:  Frederick J. Iseman
                                                   Title:  President

                                    FREDERICK J. ISEMAN

                                            By:    /s/ Frederick J. Iseman
                                                   -----------------------
                                                   Name:  Frederick J. Iseman